Exhibit 5.1

October 14, 2020

Ameren Corporation

Union Electric Company

c/o Ameren Corporation

1901 Chouteau Avenue

St. Louis, Missouri 63103

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Ameren Corporation, a Missouri corporation (“Ameren”). Ameren, Union Electric Company, a Missouri corporation (“UE”), and Ameren Illinois Company, an Illinois corporation, will file a Registration Statement on Form S-3 (the “Registration Statement”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for, among other securities, the registration by:

(a)            Ameren of an indeterminate amount of its (i) senior debt securities (“Ameren Senior Debt Securities”), (ii) subordinated debt securities (“Ameren Subordinated Debt Securities”), (iii) common stock, $.01 par value (“Common Stock”), (iv) preferred stock (“Ameren Preferred Stock”), (v) stock purchase contracts (“Stock Purchase Contracts”), and (vi) stock purchase units, each comprised of a Stock Purchase Contract and any of Ameren Senior Debt Securities, Ameren Subordinated Debt Securities, or debt obligations of third parties (including, but not limited to, United States Treasury securities), in each case pledged to secure the holder’s obligation to purchase shares under the Stock Purchase Contract (“Stock Purchase Units”); and

(b)            UE of an indeterminate amount of its (i) senior secured debt securities (“UE Senior Secured Debt Securities”), (ii) first mortgage bonds (“UE Bonds”), (iii) senior unsecured debt securities (“UE Senior Unsecured Debt Securities”), and (iv) preferred stock (“UE Preferred Stock”, and together with the Ameren Senior Debt Securities, Ameren Subordinated Debt Securities, Common Stock, Ameren Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, UE Senior Secured Debt Securities, UE Bonds, and UE Senior Unsecured Debt Securities, the “Securities”).

I, or attorneys under my supervision, have reviewed originals (or copies certified or otherwise identified to my satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation, as amended (“Ameren Charter”), and By-Laws, as amended, of Ameren, the Restated Articles of Incorporation (“UE Charter”) and Bylaws, as amended, of UE, each as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials, and other such documents and materials as I, or attorneys under my supervision, have deemed necessary or appropriate for purposes of this opinion. In connection with such review, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to me as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to me as originals and the correctness of all statements of fact contained in such original documents.

On the basis of such review and assuming that (a) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act and the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of applicable states or other jurisdictions shall have been complied with, (b) appropriate resolutions have been adopted by the Board of Directors (or a duly appointed committee thereof) of Ameren or UE, as the case may be, and remain effective authorizing the issuance and sale of the applicable Securities, and (c), in the case of Securities issued by UE, the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Missouri Public Service Commission, the Federal Energy Regulatory Commission, or other applicable regulatory authorities, I am of the opinion that:

1.             The Ameren Senior Debt Securities and the Ameren Subordinated Debt Securities, as the case may be, will constitute valid and binding obligations of Ameren, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting mortgagees’ and other creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”), when:

(a)            the supplemental indenture or other instrument under the Indenture, dated as of December 1, 2001, between Ameren and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended (“Ameren Senior Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the Ameren Senior Debt Securities, or

(b)            an indenture with respect to the Ameren Subordinated Debt Securities (“Ameren Subordinated Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Ameren Subordinated Debt Securities, as applicable, has been duly executed and delivered by the proper officers of Ameren and the trustee named therein, and such Ameren Senior Debt Securities or Ameren Subordinated Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Ameren Senior Indenture or the Ameren Subordinated Indenture, respectively, and on the terms and conditions set forth in the Registration Statement.

2.             The Common Stock will be legally issued, fully paid and non-assessable, when the Common Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and, if issued pursuant to Stock Purchase Contracts or Stock Purchase Units, in accordance with the terms thereof, and upon receipt by Ameren of the full purchase price thereof.

3.             The Ameren Preferred Stock will be legally issued, fully paid and non-assessable when:

(a)            the Ameren Charter has been validly, legally and appropriately amended further designating and describing each series of Ameren Preferred Stock to be issued and sold,

(b)            such Ameren Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the Ameren Charter and applicable Missouri law and, if issued pursuant to Stock Purchase Contracts or Stock Purchase Units, in accordance with the terms thereof, and upon receipt by Ameren of the full purchase price thereof.

4.             The Stock Purchase Contracts and the Stock Purchase Units will constitute valid and binding obligations of Ameren, except as may be limited by the Exceptions, when:

(a)            the Stock Purchase Contracts or the Stock Purchase Units, as the case may be, have been issued and sold on the terms and conditions set forth in the Registration Statement, and

(b)            the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto.

5.             The UE Senior Secured Debt Securities, the UE Bonds and the UE Senior Unsecured Debt Securities, as the case may be, will constitute valid and binding obligations of UE, except as may be limited by the Exceptions, when:

(a)            the supplemental indenture or other instrument under the Indenture, dated as of August 15, 2002, between UE and The Bank of New York Mellon, as successor trustee, as amended (“UE Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Senior Secured Debt Securities,

(b)            the supplemental indenture or other instrument under the Indenture of Mortgage and Deed of Trust, dated June 15, 1937, between UE and The Bank of New York Mellon, as successor trustee, as amended (“UE Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Bonds, or

(c)            an indenture with respect to the UE Senior Unsecured Debt Securities (“UE Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of UE and the trustee named therein, and such UE Senior Secured Debt Securities, UE Bonds or UE Senior Unsecured Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the UE Senior Secured Indenture, the UE Mortgage or the UE Senior Unsecured Indenture, respectively, and on the terms and conditions set forth in the Registration Statement.

6.             The UE Preferred Stock will be legally issued, fully paid and non-assessable when:

(a)            the UE Charter has been validly, legally and appropriately amended further designating and describing each series of UE Preferred Stock to be issued and sold, and

(b)            such UE Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the UE Charter and applicable Missouri law, and upon receipt by UE of the full purchase price thereof.

This opinion is limited to the laws of the States of Missouri and New York and the federal laws of the United States of America insofar as they bear on the matters covered hereby. As to all matters of New York law, I have relied, with your consent, upon an opinion letter dated the date hereof rendered to you by Morgan, Lewis & Bockius LLP, New York, New York. As to all matters of Missouri law, Morgan, Lewis & Bockius LLP is authorized to rely upon this opinion as if it were addressed to them.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement, including under the headings “Legal Matters” in the prospectuses for Ameren and UE included in the Registration Statement. In giving the foregoing consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Chonda J. Nwamu

Chonda J. Nwamu

Senior Vice President, General Counsel
and Secretary of Ameren Corporation

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